EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Stephen D. Axelrod, CFA
Peter J. Mundy, VP & CFO	Alisa D. Steinberg (Media)
Intelli-Check, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (516) 992-1900	Tel. (212) 370-4500 Fax (212) 370-4505
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

INTELLI-CHECK, INC. ANNOUNCES RESULTS OF SPECIAL STOCKHOLDER MEETING

WOODBURY, N.Y. – March 14, 2008 — Intelli-Check, Inc. (AMEX: IDN) announced that the special stockholders meeting today concluded with Intelli-Check stockholders approving all five of the proposals related to the transaction between Intelli-Check, Inc. and Mobilisa, Inc. Intelli-Check’s transaction with Mobilisa is expected to be completed as soon as all necessary closing conditions have been satisfied.

Mr. Jeff Levy, Chairman and Interim CEO of Intelli-Check, Inc., stated, “We appreciate the support of our stockholders and anticipate completing our merger with Mobilisa as expeditiously as possible once certain registration tasks have been finalized. We don’t anticipate any delays in closing our merger and will make a formal announcement in the form of a press release once the transaction has been consummated.”

About Intelli-Check, Inc.

Intelli-Check, Inc. is the acknowledged leader in technology that helps assure the authenticity of driver licenses, state issued non-driver and military identification cards used as proof of identity. Our patented ID-CHECK technology instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issue IDs from approximately 60 jurisdictions in the U.S. and Canada to determine if the content and format is valid. For more information about Intelli-Check, visit www.intellicheck.com.

Intelli-Check, Inc. Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Our actual results may differ materially from the information presented here. Additional information concerning forward looking statements is contained under the heading of “risk factors” listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.